REGISTRATION RIGHTS AGREEMENT

dated as of November 7, 2007

by and among

CHINDEX INTERNATIONAL, INC.

and

MAGENTA MAGIC LIMITED

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 7, 2007, by and between CHINDEX INTERNATIONAL, INC., a Delaware corporation (the “Company”), and MAGENTA MAGIC LIMITED, a private corporation organized under the laws of the British Virgin Islands (“Purchaser”).

W I T N E S S E T H :

WHEREAS, the Company and Purchaser entered into that certain Securities Purchase Agreement dated as of November 7, 2007 (the “Purchase Agreement”), in connection with which the Company shall issue and sell to Purchaser 359,195 shares of the Tranche A Shares and reserved 1,436,781 shares of Conversion Shares to be issued and issuable upon conversion of the Tranche B Notes and Tranche C Notes.

WHEREAS, to induce Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights provided for in this Agreement for the holders of Registrable Shares (as defined below); and

WHEREAS, the execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  DEFINITIONS.  As used in this Agreement, the following terms shall have the following meanings.  Capitalized terms not otherwise defined herein shall have meanings ascribed to them under the Purchase Agreement.

“144A/Regulation S Shares” means the shares of Common Stock initially sold to Purchaser in the private placement and resold by Purchaser to “qualified institutional buyers” (as such term is defined in Rule 144A) or to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S), as applicable.

“Agreement” is defined in the recital of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Company” is defined in the recital of this Agreement, and includes any successor thereto.

“Controlling Person” is defined in Section 6(a).

“Demand Registration” is defined in Section 2(b)(i).

“Demand Registration Statement” is defined in Section 2(b)(i).

“End of Suspension Notice” is defined in Section 5(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

Registration Rights Agreement

“Fair Market Value” means, with respect to a share of Common Stock, (i) if such Common Stock is listed on a national securities exchange in the United States, the 10 consecutive trading day average of the closing price per share of the Common Stock on such national securities exchange immediately following the time the Mandatory Shelf Registration Statement is declared effective by the Commission, as published by the Wall Street Journal or other reliable publication, (ii) if a public market exists for such shares of Common Stock but such shares are not listed on a national securities exchange, the 10 consecutive trading day average of the mean between the closing bid and asked quotations in the over-the-counter market for a share of such Common Stock immediately following the time the Mandatory Shelf Registration Statement is declared effective by the Commission, or (iii) if such Common Stock is not then listed on a national securities exchange or traded in the over-the-counter market, the price per share of Common Stock determined in good faith by the Company’s board of directors based on the average of the estimated fair market value of the Common Stock during the 10 consecutive trading day period following the date on which the Mandatory Shelf Registration Statement is declared effective by the Commission.

“Form 10-K” means an annual report required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, as such form may be amended from time to time, or any similar form, rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such form, provided that such form need not include those items required by Section 404 of the Sarbanes-Oxley Act of 2002.

“Form 10-Q” means a quarterly report required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, as such form may be amended from time to time, or any similar form, rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such form, provided that such form need not include those items required by Section 404 of the Sarbanes-Oxley Act of 2002.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“Holder” means each record owner of any Registrable Shares from time to time, including Purchaser and its Affiliates.

“Indemnified Party” is defined in Section 6(c).

“Indemnifying Party” is defined in Section 6(c).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433.

“Liabilities” is defined in Section 6(a).

“Mandatory Shelf Registration Statement” is defined in Section 2(a).

“NASD” means the National Association of Securities Dealers, Inc.

“No Objections Letter” is defined in Section 4(t).

“Notice and Questionnaire” is defined in Section 2(a)(iii).

“Participants” is defined in the introductory paragraph of this Agreement.

“Permitted Free Writing Prospectus” is defined in the last paragraph of Section 4.

Registration Rights Agreement

“Person” means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

“Piggyback Registration Statement” is defined in Section 2(b).

“Purchaser” is defined in the introductory paragraph of this Agreement, and includes any successor thereto.

“Purchase Agreement” is defined in the first recital clause of this Agreement.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Purchaser Indemnitee” is defined in Section 6(a).

“Registrable Shares” means (i) the Shares, (ii) Conversion Shares issued or issuable upon conversion of the Notes, and  (iii) Common Stock or any other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock owned by the Holders, provided, that, any such securities shall cease to be Registrable Shares when (x) such securities shall have been sold or transferred without limitation pursuant to a Registration Statement, (y) such securities have been or may be sold or transferred without limitation to the public pursuant to Rule 144 (or any similar provision then in force, including Rule 144(k) but not Rule 144A) under the Securities Act, or (z) such securities shall have ceased to be outstanding.

“Registration Expenses” means any and all reasonable expenses incident to the performance of or compliance with this Agreement, including:  (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees (including those of Purchaser and Holders associated or affiliated with Purchaser), (ii) all reasonable fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD), (iii) all reasonable expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on The NASDAQ Stock Market pursuant to Section 4(n), (v) the reasonable fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance) and the reasonable fees and disbursements of one counsel, reasonably acceptable to the Company, for the Holders, selected by the Holders holding a majority of the Registrable Shares, (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (v) above.

Registration Rights Agreement

“Registration Statement” means any Mandatory Shelf Registration Statement, Demand Registration Statement or Piggyback Registration Statement.

 “Regulation S” means Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

“Rule 144”, “Rule 144A”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 424” or “Rule 433”, respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shares” means the Shares of Common Stock being offered and sold pursuant to the terms and conditions of the Purchase Agreement.

“Suspension Event” is defined in Section 5(b).

“Suspension Notice” is defined in Section 5(b).

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2.  REGISTRATION RIGHTS.

(a)  Mandatory Shelf Registration.  As set forth in Section 4, the Company agrees to file with the Commission within 30 days, from the date on which the Holder provides the Company with a completed and signed questionnaire in the form provided as Appendix A hereto, a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of their Registrable Shares for a three-year period commencing from the Closing Date (the “Mandatory Shelf Registration Statement”).

(i)  Effectiveness and Scope.  The Company shall use its reasonable best efforts to cause the Mandatory Shelf Registration Statement to be declared effective by the Commission as promptly as practicable following such filing and to remain effective until the date on which all Shares in respect thereof cease to be Registrable Shares.  The Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents or a sale over the internet) by the Holders of any and all Registrable Shares.

(ii)  Underwriting.  If any Holder proposes to conduct an Underwritten Offering under the Mandatory Shelf Registration Statement, such Holder shall advise the Company and all other Holders whose securities are included in the Mandatory Shelf Registration Statement (if applicable), of the managing underwriters for such proposed Underwritten Offering (which may be Purchaser or an Affiliate thereof); such managing underwriters to be subject to the approval of the Company, not to be unreasonably withheld.  In such event, the Company shall enter into an underwriting agreement in customary form with the managing underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 6, and shall take all such other reasonable actions as are requested by the

Registration Rights Agreement

managing underwriter in order to expedite or facilitate the registration and disposition of the Registrable Shares included in such Underwritten Offering; provided, however, that the Company shall be required to cause appropriate officers of the Company or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such Underwritten Offering only if the Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $10 million.  All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters.  Notwithstanding any other provision of this Agreement, with respect to an Underwritten Offering in connection with the Mandatory Shelf Registration Statement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included in such Underwritten Offering, then the managing underwriters may exclude shares (including Registrable Shares) from the Underwritten Offering, and any shares included in the Underwritten Offering shall be allocated to each of the Holders requesting inclusion of their Registrable Shares in such Underwritten Offering on a pro rata basis based on the total number of such Registrable Shares requested to be included.

(iii)  Selling Stockholder Questionnaires.  Each Holder agrees, by its acquisition of Shares, that if such Holder wishes to sell Registrable Shares pursuant to the Mandatory Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(a)(iii). Each Holder wishing to sell Registrable Shares pursuant to the Mandatory Shelf Registration Statement and related Prospectus agrees to deliver a written notice, substantially in form and substance of Annex A (a “Notice and Questionnaire”), to the Company. The Company shall mail the Notice and Questionnaire to the Holders no later than the date of initial filing of the Mandatory Shelf Registration Statement with the Commission. No Holder shall be entitled to be named as a selling securityholder in the Mandatory Shelf Registration Statement as of the initial effective date of the Mandatory Shelf Registration Statement, and no Holder may use the Prospectus forming a part thereof for resales of Registrable Shares at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders shall have at least 20 days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company. Notwithstanding the foregoing, (x) upon the request of any Holder that did not return a Notice and Questionnaire on a timely basis or did not receive a Notice and Questionnaire because it was a subsequent transferee of Registrable Shares after the Company mailed the Notice and Questionnaire, the Company shall distribute a Notice and Questionnaire to such Holders at the address set forth in the request and (y) upon receipt of a properly completed Notice and Questionnaire from such Holder, the Company shall use its best efforts to name such Holder as a selling securityholder in the Mandatory Shelf Registration Statement by means of a pre-effective amendment, by means of a post-effective amendment or, if permitted by the Commission, by means of a Prospectus supplement to the Mandatory Shelf Registration Statement; provided, however, that the Company will have no obligation to add Holders to the Mandatory Shelf Registration Statement as selling securityholders more frequently than once every 30 calendar days.

(b)  Demand Registration.

(i)  Request for registration.  If (i) the Mandatory Shelf Registration Statement is not declared effective by the 120th day following the Closing or (ii) the Commission shall have issued a stop order relating to the Mandatory Shelf Registration Statement and such order remains in effect,

Registration Rights Agreement

and the Company receives from the Holders of Registrable Shares constituting at least 3% of the then outstanding Common Stock of the Company on a Fully-Diluted basis (such Holder or Holders referred to as the “Initiating Holder”) a request in writing that the Company effect any registration with respect to the Registrable Shares held by such Initiating Holder then outstanding on a form other than Form S-3 (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Demand Registration Statement”), the Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its reasonable best efforts to effect registration of those Registrable Shares (“Demand Registration”) that the Company has been so requested to register by the Initiating Holder and all other Holders to whom notice was given within twenty (20) days after receiving such written notice from the Company on that form and to cause those Registrable Shares to be qualified in jurisdictions as the Holder or Holders may reasonably request, subject to limitations of this Section 2.  The Company shall not be obligated to take any action to effect any registration pursuant to this Section 2(b)(i) after the Company has effected a total of four Demand Registrations.

(ii)  Right of Deferral.  Notwithstanding the foregoing, the Company shall not be obligated to file a Demand Registration Statement pursuant to this Section 2, if the Company furnishes to the Initiating Holder a certificate signed by a director of the Company certifying that in the good faith judgment of the Board it would be seriously detrimental to the Company for a Demand Registration Statement to be filed because (i) a merger, consolidation, substantial acquisition or other similar corporate action is expected to occur imminently or (ii) the Company intends to issue equity securities or equity-linked securities not pursuant to a registration statement, then the Company’s obligation to use its reasonable best efforts to file a Demand Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file the registration by that Holder; provided, that the Company shall not exercise the right to delay a request contained in this Section 2(b)(ii) more than once in any 12-month period, and provided further, that during such 90-day period, the Company shall not file a registration statement for securities to be issued and sold for its own account (except on Form S-4).

(iii)  Registration of Other Securities in Demand Registration.  Any Demand Registration Statement filed pursuant to the request of the Holders under this Section 2 may, subject to the provisions of Section 2(b)(iv), include securities of the Company other than the Registrable Shares.  If the Company, officers or directors of the Company holding securities other than the Registrable Shares, or holders of securities other than the Registrable Shares, request inclusion of other securities of the Company held thereby in the registration, the Company may, in its sole discretion, offer to any or all of the Company, those officers or directors, and the holders of securities other than the Registrable Shares, that their securities be included in the underwriting and may condition that offer on the acceptance by those Persons of the terms of this Section 2.

(iv)  Underwriting.  If any Holder proposes to conduct an Underwritten Offering under the Demand Registration Statement, such Holder shall advise the Company and all other Holders whose securities are included in the Demand Registration Statement (if applicable), of the managing underwriters for such proposed Underwritten Offering; such managing underwriters to be subject to the approval of the Company.  In such event, the Company shall enter into an underwriting agreement in customary form with the managing underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 6, and shall take all such other reasonable actions as are requested by the managing underwriter in order to expedite or facilitate the registration and disposition of the Registrable Shares included in such Underwritten Offering; provided, however, that the Company shall be required to cause appropriate officers of the Company or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such Underwritten Offering

Registration Rights Agreement

only if the Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least US$10 million.  All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement.  Notwithstanding any other provision of this Agreement, with respect to an Underwritten Offering in connection with the Demand Registration Statement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included in such Underwritten Offering, then the managing underwriters may exclude shares (including Registrable Shares) from the Underwritten Offering, and any shares included in the Underwritten Offering shall be allocated to each of the Holders requesting inclusion of their Registrable Shares in such Underwritten Offering on a pro rata basis based on the total number of such Registrable Shares requested to be included.

(v)  Selling Stockholder Questionnaires.  Each Holder agrees, by its acquisition of the Securities issued or issuable under the Purchase Agreement, that if such Holder wishes to sell Registrable Shares pursuant to the Demand Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(b)(v).  Each Holder wishing to sell Registrable Shares pursuant to the Demand Registration Statement and related Prospectus agrees to deliver a written notice, substantially in form and substance of Annex A (a “Notice and Questionnaire”), to the Company.  The Company shall mail the Notice and Questionnaire to the Holders no later than the date of initial filing of the Demand Registration Statement with the Commission.  No Holder shall be entitled to be named as a selling securityholder in the Demand Registration Statement as of the initial effective date of the Demand Registration Statement, and no Holder may use the Prospectus forming a part thereof for resales of Registrable Shares at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders shall have at least twenty (20) days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.  Notwithstanding the foregoing, (x) upon the request of any Holder that did not return a Notice and Questionnaire on a timely basis or did not receive a Notice and Questionnaire because it was a subsequent transferee of Registrable Shares after the Company mailed the Notice and Questionnaire, the Company shall distribute a Notice and Questionnaire to such Holders at the address set forth in the request and (y) upon receipt of a properly completed Notice and Questionnaire from such Holder, the Company shall use its best efforts to name such Holder as a selling securityholder in the Demand Registration Statement by means of a pre-effective amendment, by means of a post-effective amendment or, if permitted by the Commission, by means of a Prospectus supplement to the Demand Registration Statement; provided, however, that the Company will have no obligation to add Holders to the Demand Registration Statement as selling securityholders more frequently than once every thirty (30) calendar days.

(c)  Piggyback Registration.  If, after the date hereof and within three years following the Closing Date, the Company proposes to file a registration statement under the Securities Act providing for a public offering of the Company’s equity securities, other than the Mandatory Shelf Registration Statement or a registration statement on Form S-8 or Form S-4 or any similar form hereafter adopted by the Commission as a replacement therefor (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Piggyback Registration Statement”), the Company will notify each Holder of Registrable Shares constituting at least 3% of the then outstanding Common Stock of the Company on a Fully-Diluted basis of the proposed filing if clause (i) or (ii) of the following sentence applies.  If (i) the Piggyback Registration Statement relates to an Underwritten Offering, or (ii) the Mandatory Shelf Registration

Registration Rights Agreement

Statement is not then effective, then each Holder in the case of clauses (i) and (ii) shall be given an opportunity to include in such Piggyback Registration Statement all or any part of such Holder’s Registrable Shares.  Each such Holder desiring to include in any such Piggyback Registration Statement all or part of such Holder’s Registrable Shares shall, within 10 days after delivery of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in such Piggyback Registration Statement and provide, as a condition to such inclusion, such information regarding itself, its Registrable Shares and the intended method of disposition of such securities as is required pursuant to Regulation S-K promulgated under the Securities Act to effect the registration of the Registrable Shares.  Any Holder’s election to include any Registrable Shares in such Piggyback Registration Statement will not affect the inclusion of such Registrable Shares in the Mandatory Shelf Registration Statement until such Registrable Shares have been sold under the Piggyback Registration Statement, at which time the Company may remove from the Mandatory Shelf Registration Statement such Registrable Shares.

(i)  Right to Terminate Piggyback Registration.  At any time, the Company may terminate or withdraw any Piggyback Registration Statement referred to in this Section 2(c) and without any obligation to any such Holder whether or not any Holder has elected to include Registrable Shares in such registration.  The Company may suspend the effectiveness and use of any Piggyback Registration Statement at any time for an unlimited amount of time whether or not any Holder has elected to include Registrable Shares in such registration.

(ii)  Underwriting.  The Company shall advise the Holders of the identity of the managing underwriters for any Underwritten Offering proposed under the Piggyback Registration Statement.  The right of any such Holder’s Registrable Shares to be included in any Piggyback Registration Statement pursuant to this Section 2(c) shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Shares in the Underwritten Offering to the extent provided herein.  All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriters may exclude shares (including Registrable Shares) from the Piggyback Registration Statement and the Underwritten Offering, and any shares of Common Stock included in the Piggyback Registration Statement and the Underwritten Offering shall be allocated, first, to the Company, and second, to any Person exercising demand registration rights that are the basis for such registration, and third, to each of the Holders requesting inclusion of their Registrable Shares in such Piggyback Registration Statement on a pro rata basis based on the total number of such shares requested to be included; provided, that if (i) the Mandatory Shelf Registration Statement is not declared effective by the 120th day following the Closing or (ii) the Commission shall have issued a stop order relating to the Mandatory Shelf Registration Statement and such order remains in effect, then the number of Registrable Shares requested by any holder for inclusion in the Piggyback Registration shall be allocated on a pro rata basis with the person exercising demand registration rights that are the basis for such registration; provided, further, that the number of Registrable Shares to be included in the Piggyback Registration Statement shall not be reduced unless all other securities of the Company held by other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the underwriting and registration.  If any Holder

Registration Rights Agreement

disapproves of the terms of any Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 Business Days before the effective date of the Piggyback Registration Statement.  Any Registrable Shares excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the Piggyback Registration Statement.

(iii)  Hold-Back Agreement.  By electing to include Registrable Shares in the Piggyback Registration Statement, if any, the Holder shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, or enter into any other transaction designed to directly or indirectly transfer any of the economic consequences of ownership of Common Stock of the Company, during such periods as reasonably requested (but in no event longer than 120 days following the effective date of the Piggyback Registration Statement), provided each of the executive officers and directors of the Company that holds shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company is subject to at least the same restrictions for the entire time period required of the Holders hereunder) by the managing underwriters, if an Underwritten Offering.

(iv)  Mandatory Shelf Registration not Impacted by Piggyback Registration Statement.  The Company’s obligation to file the Mandatory Shelf Registration Statement shall not be affected by the filing or effectiveness of the Piggyback Registration Statement.

(d)  Expenses.  The Company shall pay all Registration Expenses (including those of Purchaser and Holders affiliated or associated with Purchaser) in connection with the registration of the Registrable Shares pursuant to this Agreement.  Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Shares pursuant to this Agreement and any other expense of the Holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Registration Statement.

3.  RULE 144 AND RULE 144A REPORTING; REPORTS TO HOLDERS.

(a)  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to, so long as any Holder owns any Registrable Shares:

(i)  make and keep adequate current public information available, as those terms are understood and defined in Rule 144(c) at all times after the effective date of the first registration statement filed by the Company for an offering of the Company’s securities to the general public;

(ii)  use its best efforts to file (including electronically on EDGAR) with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act

(iii)  so long as a Holder owns any Registrable Shares constituting 144A/Regulation S Shares, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144 or Rule 144A; and

Registration Rights Agreement

(iv)  furnish to any Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company, and take such reasonable further actions consistent with this Section 3, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

(b)  So long as a Holder owns any Registrable Shares, notwithstanding that the Company may not be required to file reports under the Securities Act or the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall furnish to the Holders all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, audit reports thereon by the certified independent accountants of the Company.  Such annual reports shall be furnished within 60 days of fiscal year end and such quarterly reports shall be furnished within 15 days after the end of such quarter.

4.  REGISTRATION PROCEDURES.  In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

(a)  notify Purchaser, in writing, at least 10 Business Days before filing a Registration Statement, of its intention to file a Registration Statement with the Commission and, at least 5 Business Days before filing, provide a copy of the Registration Statement to Purchaser; prepare and file with the Commission, as specified in this Agreement, each Registration Statement, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and shall be reasonably acceptable to Purchaser; notify Purchaser at least 5 Business Days before filing of any amendment or supplement to such Registration Statement and, at least 3 Business Days before filing, provide a copy of such amendment or supplement to Purchaser for review and comment; promptly following receipt from the Commission, provide to Purchaser copies of any comments made by the staff of the Commission relating to such Registration Statement and the Company’s responses thereto for review and comment; and use its reasonable best efforts to cause the Mandatory Shelf Registration Statement and the Demand Registration Statement to become effective as soon as practicable after filing and to remain effective as set forth in Section 2(a)(i) and Section 2(b)(i) respectively;

(b)  subject to Section 4(i), (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 2(a)(i) and Section 2(b)(i), (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, (iii) promptly amend or supplement each such Registration Statement to include the Company’s quarterly and annual financial information and other material developments (unless the Company is eligible to incorporate such information by reference into the Registration Statement), during which time sales of the Registrable Shares under the Registration Statement will be suspended until such amendment or supplement is filed and effective, and (iv) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

Registration Rights Agreement

(c)  furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company hereby consents to the use, in accordance with Applicable Law, of such Prospectus, including each preliminary Prospectus, and any Issuer Free Writing Prospectus by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d)  use its best efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic jurisdictions as Purchaser or any Holder covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 2(a)(i) and Section 2(b)(i) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e)  use its reasonable best efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other domestic governmental agencies or authorities, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f)  notify Purchaser and each Holder with Registrable Shares covered by a Registration Statement promptly and, if requested by Purchaser or any such Holder, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose (including a pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Shares), (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or any Issuer Free Writing Prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any Issuer Free Writing Prospectus or any document incorporated by reference therein contains (other than with respect to information provided to the Company in writing by the Holders for use therein) any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus and such Issuer Free Writing Prospectus until the requisite changes have been made), and at the request of any such Holder;

(g)  during the period of time referred to in Section 2(a)(i), use its reasonable best efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h)  upon request, furnish to each requesting Holder with Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration Statement and

Registration Rights Agreement

any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)  except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv), use its reasonable best efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any Issuer Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus or Issuer Free Writing Prospectus will not contain (other than with respect to information provided to the Company in writing by the Holders for use therein) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder covered by such Registration Statement a reasonable number of copies of each such supplement or post-effective amendment;

(j)  if requested by the managing underwriters or any Holders of Registrable Shares being sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such material information as the managing underwriters or such Holders indicate relates to them or otherwise reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k)  in the case of an Underwritten Offering, use its reasonable best efforts to provide to the Holders and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of:  (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings, provided that, to be an addressee of the comfort letter, each Holder may be required to confirm that it is in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature;

(l)  enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(m)  in connection with an Underwritten Offering, use its reasonable best efforts to make available for inspection by the representative of any underwriters participating in any disposition pursuant to a Registration Statement, all financial and other records and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the managing underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, managing underwriters, counsel thereto or accountants are confidential shall not be used by the underwriters or the Holders as the basis for any market

Registration Rights Agreement

transactions in the securities of the Company) and shall not be disclosed by the representatives, managing underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or material omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided further, that upon learning that the disclosure of such records, documents or information is sought in a court of competent jurisdiction, the recipient of such confidential information shall give notice to the Company and allow (and cooperate with) the Company at its expense to undertake appropriate action to prevent disclosure of the information deemed confidential.  To the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and the other parties, which counsel the Company determines in good faith is reasonably acceptable;

(n)  use its reasonable best efforts (including seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to maintain the listing on The Nasdaq Stock Market;

(o)  prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires before the expiration of the effectiveness period of the Registration Statement as required by Section 2(a)(i), the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 2(a)(i);

(p)  provide a CUSIP number for all Registrable Shares not later than the effective date of the Registration Statement;

(q)  (i) otherwise use its reasonable best efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any such Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least 3 Business Days before the filing thereof, provided that the Company may file such Registration Statement or Prospectus or amendment or supplement following such time as the Company shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(r)  cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s)  in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company’s charter), and to enable such

Registration Rights Agreement

Registrable Shares to be in such denominations and registered in such names as the managing underwriters or the Holders may request at least 3 Business Days before any sale of the Registrable Shares;

(t)  if required under the rules of the NASD, in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a), prepare and, within one Business Day of such filing with the Commission, to file with the NASD all forms and information required or requested by the NASD in order to obtain written confirmation from the NASD that the NASD does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to the Shelf Registration Statement, including, without limitation, information provided to the NASD through its COBRADesk system, and shall pay all costs, fees and expenses incident to the NASD’s review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to the NASD and the legal expenses, filing fees and other disbursements of Purchaser and any other NASD member that is the holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing);

The Company may require the Holders to furnish to the Company in writing such information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not timely provide such information to the Company.  Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv), such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until (i) any such stop order is vacated or (ii) if an event described in Section 4(f)(iii) or 4(f)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus.  If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Shares without the prior express written consent of the Company and, in connection with any Underwritten Offering, the underwriters.  Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5.  SUSPENSION PERIOD.

(a)  Subject to the provisions of this Section 5, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company may direct the Holders (in

Registration Rights Agreement

the case of a Mandatory Shelf Registration Statement) or Initiating Holders (in the case of a Demand Registration Statement or Piggyback Registration Statement), in accordance with Section 5(b), to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of 90 days, including for purposes of such calculation, any days that were deferred under Section 2(b)(ii), in any consecutive 12-month period commencing on Closing, except as a result of a review of any post-effective amendment by the Commission before declaring any post-effective amendment to the Registration Statement effective, provided that the Company has used its reasonable best efforts to cause such post-effective amendment to be declared effective) if (i) a certificate is delivered by the Company and signed by a director of the Company certifying that in the good faith judgment of the Board it would be seriously detrimental to the Company to proceed with such sale because (x) a merger, consolidation, substantial acquisition or other similar corporate action is expected to occur imminently or (y) the Company intends to issue equity securities or equity-linked securities not pursuant to a registration statement; or (ii) the majority of the members of the Board of Directors of the Company shall have determined in good faith, upon the advice of counsel, that it is required by law, rule, regulation or Commission-published release or interpretation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information.  Upon the occurrence of any such suspension, the Company shall use its reasonable best efforts to cause the Registration Statement to become effective or to promptly (and in the case of a suspension under clause (ii), use reasonable best efforts to within seven (7) days) amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b)  In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to Purchaser and the Holders (or the Initiating Holders, as the case may be) to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its best efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible.  No Holder shall effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and before receipt of an End of Suspension Notice (as defined below).  If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus and any Issuer Free Writing Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice.  The Holders (or the Initiating Holders, as the case may be) may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders (or the Initiating Holders, as the case may be) and Purchaser in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)  Notwithstanding any provision herein to the contrary, subject to any Suspension Events or as contemplated by Section 4(f)(iv), the Company shall use its reasonable best efforts to cause each Registration Statement to be maintained effective pursuant to this Agreement until the Registrable Shares are not Registrable Shares.

Registration Rights Agreement

6.  INDEMNIFICATION AND CONTRIBUTION.

(a)  The Company agrees to indemnify and hold harmless (i) Purchaser, each Holder and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, Purchaser), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any of the foregoing (a “Controlling Person”), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Purchaser Indemnitee”) from and against any and all losses, claims, damages, judgments, actions, reasonable out-of-pocket expenses, and other liabilities, including, as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of outside counsel to any Purchaser Indemnitee, joint or several (the “Liabilities”), directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or any preliminary Prospectus or any other document prepared by the Company used to sell the Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made), not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any sales by any Holder after the delivery by the Company to such Holder of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice.  The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee.  The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b)  In connection with any Registration Statement in which a Holder is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless Purchaser, the Company, each Person who controls the Company or Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and the respective officers, directors, partners, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to (i) untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus and (ii) any sales by any Holder after the delivery by the Company to such Holder of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice.  The liability of any Holder pursuant to clause (i) of the immediately preceding sentence shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares giving rise to such obligations.  If a Holder elects to include Registrable Shares in an Underwritten Offering, the Holder shall be required to agree to such customary indemnification provisions as may reasonably be required by the underwriter in connection with such Underwritten Offering.

(c)  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such Person (the “Indemnified Party”), shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing (to the extent

Registration Rights Agreement

legally advisable) of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any Liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall assume the defense of such proceeding and pay the fees and expenses actually incurred by such counsel related to such proceeding.  Notwithstanding the foregoing, in any such proceeding, any Indemnified Party may retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not pursue in a reasonable manner the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party, in which event the Indemnifying Party may not assume or direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any Liability by reason of such settlement or judgment to the extent provided in this Section 6 without reference to this sentence.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all Liability on claims that are the subject matter of such proceeding.

(d)  If the indemnification provided for in Section 6(a) or 6(b) is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such sections, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Parties on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Parties and the Indemnified Party, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and any Purchaser Indemnitees, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Registration Rights Agreement

(e)  The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d).  The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) Purchaser or a Holder shall have the same rights to contribution as Purchaser or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, member, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)  The indemnity and contribution agreements contained in this Section 6 will be in addition to any Liability which any Indemnifying Party may otherwise have to any Indemnified Party.  Each Purchaser Indemnitee’s obligations to contribute pursuant to this Section 6 are not joint but are several in the proportion that the number of Shares sold by such Purchaser Indemnitee bears to the number of Shares sold by all Purchaser Indemnities.

7.  TERMINATION OF THE COMPANY’S OBLIGATIONS.  The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding after their original issuance, provided, however, that the Company’s obligations under Sections 3, and 6 (and any related definitions) shall remain in full force and effect following such time; provided, further, that if no Registrable Shares are outstanding after their original issuance because the Company redeemed the Registrable Shares pursuant to its charter documents, the Company’s obligations hereunder shall terminate at such time.

8.  MISCELLANEOUS.

(a)  Remedies.  In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Subject to Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)  Amendments and Waivers.  This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given,

Registration Rights Agreement

without the written consent of the Company and Holders beneficially owning a majority of the Registrable Shares; provided, however, that for purposes of this Agreement, Registrable Shares owned, directly or indirectly, by an entity that is an Affiliate of the Company due to the Company’s owning an interest in such entity shall not be deemed to be outstanding.  Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to (i) the Mandatory Shelf Registration Statement may be given only with the consent of a majority of Registrable Shares covered thereby and (ii) the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c)  Notices.  All notices and other communications, provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram, addressed as follows:

(i)  if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company (including by email);

(ii)  if to the Company, at the offices of the Company at 4340 East West Highway, Bethesda, Maryland 20814, Attention:  Chief Executive Officer (facsimile +1 (310) 215-7777); with a copy (which shall not constitute notice) to Hughes Hubbard & Reed LLP at One Battery Park Plaza, New York, NY 10004-1482, Attention:  Gary J. Simon (facsimile +1 (212) 422-4726); and

(iii)  if to Purchaser, at the offices of Purchaser at 26/F, Chater House, 8 Connaught Road, Central, Hong Kong, Attention: Principal Investment Management, Middle Office  (facsimile +852 2877-0360); with a copy (which shall not constitute notice) to Milbank, Tweed, Hadley & McCloy LLP, Tower 2, China Central Place, 1505-1506, Chaoyang District, Beijing, 100025, China. Attention:  Edward Sun, Esq. (facsimile +86 (10) 5969-2707).

(d)  Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of each Holder.  The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by Purchaser and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

(e)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK OR SITTING IN NEW YORK COUNTY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF

Registration Rights Agreement

THE AFORESAID COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(g)  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)  Entire Agreement.  This Agreement, together with the Purchase Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(i)  Registrable Shares Held by the Company or its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares (or securities convertible into Registrable Shares) held by the Company or entities that are Affiliates of the Company due to the Company’s owning an interest in such entities shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j)  Survival.  This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase Agreement.  The indemnification and contribution obligations under Section 6 shall survive the termination of the Company’s obligations under Section 2.

(k)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement.  All references made in this Agreement to “Section” refer to such Section of this Agreement, unless expressly stated otherwise.

(l)  Adjustment for Stock Splits, etc.  Wherever in this Agreement there is a reference to a specific number of shares with respect to any securities, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares with respect to any securities so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(m)  No Inconsistent Terms.  The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

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Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CHINDEX INTERNATIONAL, INC.

By:	/s/ Roberta Lipson
Name	Roberta Lipson
Title	Chief Executive Officer

MAGENTA MAGIC LIMITED

By:	/s/ Sanjai Vohra
Name	Sanjai Vohra
Title	Authorized Signatory

Signature Page to Registration Rights Agreement

APPENDIX A

Certain Terms Used in Questionnaire

Affiliate.  For NASD purposes (Question 10 above), the term “affiliate” or “affiliated” means a company which controls, is controlled by or is under common control with a member.  A company will be presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a member which is a partnership.  A member will be presumed to control a company if the member and persons associated with the member beneficially own 10% or more of the outstanding voting securities of a company which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a company which is a partnership.  A company will be presumed to be under common control with a member if

o
the same natural person or company controls both the member and company by beneficially owning 10% or more of the outstanding voting securities of a member or company which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a member or company which is a partnership or

o
a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.

For other purposes of this Questionnaire, an “affiliate” of a company is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such company.

Associated.  The term “associated” means

o
any corporation or organization (other than the Company or any of its subsidiaries) of which the holder is an officer, director or partner or of which the holder is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities,

o	any trustee or other estate in which the holder has a substantial beneficial interest or as to which you serve as trustee or in a similar capacity,

o	the holder’s spouse,

o	any relative of the holder’s spouse or any relative of the holder who has the same home as the holder or who is a director or officer or key executive of the Company or any of its subsidiaries, and

Registration Rights Agreement

o	any partner, syndicate member of a person with whom the holder has agreed to act in concert with respect to the acquisition, holding, voting or disposition of the Company’s securities.

Beneficial Ownership A person “beneficially owns” a security if he, directly or indirectly, has or shares voting power or investment power of such security, whether through a contract, arrangement, understanding, relationship or otherwise.  A person is also the beneficial owner of a security if he has the right to acquire beneficial ownership at any time within 60 days (i) through the exercise of any option, warrant or right, (ii) through the conversion of a security, (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement, or (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

Immediate family.  The term “immediate family” includes the parents, mother-in-law, father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children of an employee or associated person of a member, except any person other than the spouse and children who does not live in the same household as, have a business relationship with, provide material support to, or receive material support from, the employee or associated person of a member.  In addition, the immediate family includes any other person who either lives in the same household as, provides material support to, or receives material support from, an employee or associated person of a member.

Member.  The term “member” means any individual, partnership, corporation, or other legal entity admitted to membership in the NASD under the provisions of Article I of the By-laws of the NASD.

Participating member.  The term “participating member” means any member that is participating in a public offering, any associated person of the member, any members of their immediate family and any affiliate of the member.

Participation or participating in a public offering.  The terms “participation or participating in a public offering” means participation in the preparation of the offering or other documents, participation in the distribution of the offering on an underwritten, non-underwritten, or any other basis, furnishing of customer and/or broker lists for solicitation, or participation in any advisory or consulting capacity to the issuer related to the offering,.

Person associated with a member.  The term “person associated with a member” means every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, an employee), whether or not such person is registered or exempt from registration with the NASD pursuant to its By-laws.

Registration Rights Agreement